Exhibit 99.1

FOR IMMEDIATE RELEASE

BioHiTech Global Reports Third Quarter 2016 Financial Results

Third Quarter 2016 Revenue Increases 86% as Compared to Same Period 2015

CHESTNUT RIDGE, NY – November 15, 2016 /PRNewswire/ – BioHiTech Global, Inc. (OTCQB: BHTG), (the “Company”) a green technology company that provides innovative data-driven solutions for food waste disposal, reported financial results for its third quarter and nine months ended September 30, 2016.

Company Highlights

•	86% growth in revenue from core waste digester business: Revenue derived from the Company’s core organic waste digester business reached $623,578, an 86% increase from the comparable period in 2015. Recurring revenue from rental, service and parts (“RSP”) represented 58% of total revenue and increased by 33% compared to Q3 2015.

•	Strong growth in new customer orders: The Company received 16 orders for 20 new waste digester units in the US. The company maintains a strong pipeline and remains optimistic about opportunities in both the US and abroad. The Company believes future domestic sales will be aided by the continued implementation of food waste diversion legislation throughout the U.S.

•	International Sales Expansion: As a follow up to the previous quarter’s deployment of digesters into the Australian marketplace, we have since added Manco Environmental Ltd (“Manco”), a member of the Manco Engineering Group of companies, as an exclusive distributor throughout New Zealand. BioHiTech’s market entry into New Zealand will allow the company to grow its presence throughout the region.

•	Entsorga North America Expansion Opportunity: In September 2016, the Company entered into letters of intent to purchase property and solid waste permits for two planned locations in the Northeast United States for two HEBioT facilities. Additionally, BioHiTech is negotiating to purchase an equity interest in the first ever HEBioT facility in the US currently under construction in Martinsburg, West Virginia.

•	Technology Development: During the quarter the Company announced the launch of its BioHiTech Alto, a next generation interactive industrial communication technology that enables user to communicate intelligently with industrial equipment in real-time. The Alto product serves as one of the first chatbot technologies deployed on industrial equipment and is an example of how immediate access to real-time data can provide for process improvement more efficiently and proactively allowing for drastic reductions of food waste for customers using the company’s Eco-Safe Digester.

•	Featured News Briefs: During the quarter the Company was highlighted in the following publications: Forbes, New York Post, New York Business Journal, Crains, Inc., and Politico.

Third Quarter 2016 Financial Results

Total revenue for Q3 2016 was $623,578, an 86% increase compared to revenue of $335,714 recorded in Q3 2015. Recurring RSP revenue increasing by 33% to $358,625 from $270,369 in Q3 2015 as a result of the Company’s sales emphasis shift to a rental model led to a greater number of rented units. Equipment sales increased by over 300% to $264,953 from $65,345. The increase in equipment sales was primarily attributable to a 167% increase in units sold, which was substantially comprised of direct retail sales.

Gross margin rose to 31% in Q3 2016, a 15-percentage point increase compared to gross margin of 16% in Q3 2015. Gross profit in Q3 2016 totaled $190,960, a 252% increase compared to gross profit of $54,181 in Q3 2015. Gross margin for RSP increased to 29% from 21% in Q3 2015. The increased gross margin is primarily attributable to changes in demand, including contracted services, and improved utilization of fixed costs.

Loss from operations for Q3 2016 was $1.42 million, a 6% increase compared to loss from operations of $1.34 million recorded in Q3 2015. Contributing to the Q3 2016 loss was $161,685 of stock based compensation that resulting from the Company’s only grants made earlier in 2016. Excluding the stock based compensation the loss from operations would have decreased by 6%.

Net loss for the period totaled $1.64 million or ($0.20) per basic and diluted share, compared to net loss of $1.46 million or ($0.20) per basic and diluted share in the third quarter of 2015.

Cash at September 30, 2016, increased to $176,103 compared to $39,195 at December 31, 2015.

Further details about the company’s results in the second quarter of 2016 are available in its Quarterly Report Form 10-Q, accessible in the investor relations section of the company’s website at www.biohitechglobal.com.

Management Commentary:

“During the third quarter we continued to take the steps necessary to position the Company for the future. We achieved 86% revenue growth in our digester business, fueled by direct sales and recurring revenue from rentals. We have also added significant information technology capabilities to our BioHiTech cloud with the addition of our Alto software. Through this proprietary cloud technology, we transformed our digester into an intelligent inventory management tool in addition to a solution for cost-effective sustainable waste disposal,” stated Frank E. Celli, CEO of BioHiTech Global. “More importantly, with the progress we have made at Entsorga North America to establish HEBioT waste disposal facilities through our licensing agreement, we are poised to become one of the first end-to-end sustainable waste solution providers in the U.S. In doing so, we can help businesses achieve their ‘zero waste’ initiatives while delivering long-term growth and lasting value for the benefit of our stockholders.”

About BioHiTech Global

BioHiTech Global, Inc. (OTCQB: BHTG), the “Company” headquartered in Chestnut Ridge NY, develops and deploys innovative and disruptive waste management technologies. We provide waste management solutions to a global customer base encompassing a full suite of technology-based disposal options capable of having a significant impact on waste generation while providing a true zero landfill environment. With options for both on and off site biological treatment of waste, BioHiTech Global is a leader in zero waste solutions for businesses and municipalities of all sizes. For more information, please visit www.biohitechglobal.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

BioHiTech Global Contact:

BioHiTech Global, Inc. Contact: Lisa Giovannielli Direct: 845-262-1081 lgiovannielli@biohitech.com

Financial Summary Tables

The following financial information should be read in conjunction with the condensed financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on November 14, 2016 in its Quarterly Report on Form 10-Q for the period ended September 30, 2016, and the annual financial statements filed by the Company with the Securities and Exchange Commission on March 29, 2016 in its Annual Report on Form 10-K for the year ended December 31, 2015 which can be viewed at www.sec.gov and also in the Investor Relations section of the company’s website at www.biohitechglobal.com.

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Rental, service and parts	$358,625	$270,369	$996,179	$726,111
Equipment sales	264,953	65,345	541,407	137,516
Other	-	-	-	74,980
Total revenue	623,578	335,714	1,537,586	938,607
Cost of revenue
Rental, service and parts	256,107	213,003	761,834	649,431
Equipment sales	176,511	68,530	380,684	164,578
Other	-	-	-	34,938
Total Cost of revenue	432,618	281,533	1,142,518	848,947
Gross profit	190,960	54,181	395,068	89,660
Operating expenses
Selling, general and administrative	983,725	702,847	3,171,973	1,750,184
Research and development	242,435	171,502	661,529	490,980
Professional fees	356,652	450,025	894,386	730,791
Loss (Gain) on sale of QTags	-	35,550	-	(191,805)
Depreciation and amortization	29,174	30,668	84,122	110,715
Total operating expenses	1,611,986	1,390,592	4,812,010	2,890,865
Loss from operations	(1,421,026)	(1,336,411)	(4,416,942)	(2,801,205)
Other expense (income)
Interest income	-	(4,696)	(3,068)	(4,696)
Interest expense	222,142	131,023	556,867	359,185
Change in fair value of warrant liability	-	-	-	(1,462)
Total other expense	222,142	126,327	553,799	353,027
Net loss	(1,643,168)	(1,462,738)	(4,970,741)	(3,154,232)
Other comprehensive income (loss)
Foreign currency translation adjustment	4,098	(290)	10,498	(290)
Comprehensive loss	$(1,639,070)	$(1,463,028)	$(4,960,243)	$(3,154,522)

Net loss per share - basic and diluted	$(0.20)	$(0.20)	$(0.60)	$(0.45)
Weighted average number of common shares outstanding - basic and diluted	8,229,712	7,288,859	8,229,712	7,080,769

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(UNAUDITED)
Assets
Current Assets
Cash	$176,103	$39,195
Accounts and note receivable, net	148,600	316,299
Inventory	586,043	274,304
Prepaid expenses and other current assets	39,868	67,136
Total Current Assets	950,614	696,934
Equipment on operating leases, net	964,915	844,494
Equipment, fixtures and vehicles, net	54,889	61,688
Intangible assets, net	291,541	365,038
Other assets	13,500	51,600
Total Assets	$2,275,459	$2,019,754

Liabilities and Stockholders’ Deficit
Current Liabilities:
Line of credit	$2,463,736	$2,488,753
Accounts payable	1,587,758	1,222,167
Accrued interest payable	284,140	287,888
Accrued expenses	546,637	548,522
Deferred revenue	95,778	48,103
Notes payable	100,000	100,000
Notes payable - related party	100,000	300,000
Advance from related party	913,027	710,000
Customer deposits	88,136	29,657
Long-term debt, current portion	8,458	8,260
Total Current Liabilities	6,187,670	5,743,350
Promissory note - related party	2,500,000	1,710,000
Long term accrued interest	160,833	-
Unsecured subordinated convertible notes, including related parties of $2,250,000, net of deferred financing costs of $110,154	3,314,846	-
Long-term debt, net of current portion	13,204	19,573
Total Liabilities	12,176,553	7,472,923
Commitments and Contingencies
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value, 20,000,000 shares authorized; 8,229,712 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	823	823
Additional paid in capital	9,392,907	8,880,589
Accumulated deficit	(19,297,521)	(14,326,780)
Accumulated other comprehensive gain (loss)	2,697	(7,801)
Total Stockholders’ Deficit	(9,901,094)	(5,453,169)
Total Liabilities and Stockholders’ Deficit	$2,275,459	$2,019,754

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (UNAUDITED)

	For the nine months ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss:	$(4,970,741)	$(3,154,232)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	331,807	269,701
Provision for (recovery of) bad debts	70,467	(17,082)
Stock based compensation	512,318	-
Interest resulting from amortization of financing costs	55,076	-
Gain on sale of QTags	-	(191,805)
Change in fair value of warrant liability	-	(1,462)
Changes in operating assets and liabilities	343,326	858,863
Net cash used in operations	(3,657,747)	(2,236,017)

Cash flow from investing activities:
Proceeds from sale of QTags	-	75,000
Cash acquired from Swift Start	-	18
Capitalization of website development costs	-	4,273
Purchases of equipment, fixtures and vehicles	(3,825)	(114,790)
Net cash used in investing activities	(3,825)	(35,499)

Cash flows from financing activities:
Net change in line of credit	(25,017)	(748)
Proceeds from promissory notes	-	100,000
Proceeds from convertible notes	3,400,000	600,000
Convertible notes deferred financing costs	(165,230)	-
Proceeds from long-term debt	-	25,080
Repayments of long-term debt	(6,170)	(5,577)
Related party:
Increases of advances	203,027	455,000
Proceeds from promissory notes	526,973	405,000
Proceeds from convertible notes	-	500,000
Proceeds from senior convertible notes	-	200,000
Repayment of promissory notes	(200,000)	-
Net cash provided by financing activities	3,733,583	2,278,755
Effect of exchange rate on cash	64,897	(290)
Net change in cash	136,908	6,949
Cash - beginning of period	39,195	40,207
Cash - end of period	$176,103	$47,156